UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2016

NCR CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3097 Satellite Boulevard
Duluth, GA 30096
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 7.01.	Regulation FD Disclosure.

NCR Corporation, a Maryland corporation (“NCR” or the “Company”) held its 2016 Annual Meeting of Stockholders on April 20, 2016 (the “2016 Annual Meeting”).

At the 2016 Annual Meeting, the holders of shares of the Company’s common stock and holders of shares of the Company’s Series A Convertible Preferred Stock, voting together as a single class, voted on, among other things, a proposal to amend and restate the charter of the Company to eliminate the classification of the Board of Directors of the Company (the “Board”) and provide for annual elections of all directors elected at or after the 2017 annual meeting of stockholders. This proposal received a substantial favorable vote at the meeting, but did not receive the vote required for approval under the Company’s charter, which is 80% of the voting power of all shares of outstanding stock entitled to vote generally in the election of directors. In order to allow for additional voting, the Chairman of the meeting determined, in his discretion, to adjourn the meeting with respect to this proposal until Thursday, April 28, 2016, at 9:00 a.m. Eastern Time. The 2016 Annual Meeting was a virtual meeting and will resume in the same format. The resumed meeting can be attended using the same access information that was used initially for the 2016 Annual Meeting, the details of which are set forth in the Definitive Proxy Statement filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 10, 2016.

Voting has been closed on the election of directors and each of the other proposals before the 2016 Annual Meeting other than the declassification of the Board, and the Company will include the results of the votes taken at the 2016 Annual Meeting on those closed matters in a Current Report on Form 8-K to be filed with the SEC on or prior to April 26, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2016	NCR Corporation By: /s/ Edward Gallagher Edward Gallagher Senior Vice President, General Counsel and Corporate Secretary